UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|   Filed by a Party other than the Registrant|_|

Check the appropriate box:

|_| Preliminary Proxy Statement


|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
    BY RULE 14A-6(E)(2))


|_| Definitive Proxy Statement


|_| Definitive Additional Materials


|X| Soliciting Material Pursuant to ss.240.14a-12




                              KNIGHT-RIDDER, INC.

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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required


|_| Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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|_| Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    1) Amount Previously Paid:


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    2) Form Schedule or Registration Statement No.:


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    3) Filing Party:


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    4) Date Filed:


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The following additional questions were posted to the Knight Ridder intranet:
(1)   FAQ for employees in potentially divested businesses.
(2)   FAQ for employees in retained businesses.

Document 1
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[INSERT DIVESTED FAQ]

Document 2
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[INSERT RETAINED FAQ]

                                                          MNI Comments 3/21/2006

Q:   How will the sale of this company by McClatchy affect employees?
A: Many of you have questions about the potential impact of this sale on your employment, compensation, benefits and union contract.
     Unfortunately, we are not able to provide answers to all of these questions. The decision about how these will be impacted due to the sale will be made by McClatchy and the ultimate buyer. Knight Ridder is not a party to this process. Until the sale process is complete and the terms of the sale made public, any answer we could give would be purely speculative. Ultimately McClatchy and the final buyer will communicate how your employment terms will be affected after the sale by McClatchy to the buyer.

Q:   I am eligible for a 2006 annual bonus, will that still continue?
A: The 2006 annual bonuses will be paid out on a prorated basis at the time of close, based on your performance against your goals and the Company's performance against its goals. All future decisions regarding any bonus will be made by the new owner.

Q:   How can I get a pension calculation?
A: You can log into krern.com and follow the retirement links to the pension calculator. If you have difficulties with the calculator, please call the KR>BRC at (877) 232-7272.

Q:   What happens to Knight Ridder stock that I own?
A: Knight Ridder will trade on the stock exchange until the close of the transaction; you can sell the stock at anytime during this period (subject to the terms of the plan and insider trading rules).

     If you own Knight Ridder shares (not the shares you have the option to buy under the stock option program) at the close of the transaction, whether in your 401k account or a brokerage account, they will be replaced at the close of the transaction with a combination of cash and McClatchy stock.

     Each share you own will be replaced with $40 in cash and .5118th of a McClatchy share. To calculate the per share value of the swap, multiply the price of the McClatchy share by .5118 and add $40.

     Vanguard, e*Trade and any other broker you may use to hold Knight Ridder stock will be providing you more information on this process closer to the sale closing date.

Q:   What happens to my VESTED Knight Ridder stock options?
A: You can exercise these options at any time up until the transaction (subject to the terms of the plan and insider trading rules); this means you can buy the shares at the strike price (the price at which the option was awarded) and immediately sell to cover the cost, keeping the difference (less any applicable tax withholding). If you purchase the shares and do not sell them before the close of the sale, they will be treated like any other Knight Ridder stock you own at the close of the sale.

     Any options that are not exercised before the close will be cashed out by McClatchy. This means McClatchy will provide you for each option with
     (a) $40 in cash plus (b) 51.18% of the closing price of a McClatchy share on the day prior to the close less (c) the strike price for such option.

     If the $40 plus 51.18% of the closing price of a McClatchy share on the day prior to the close is higher than the Knight Ridder share strike price the excess cash will be deposited in your e*Trade account.

     If the $40 plus 51.18% of the closing price of a McClatchy share on the day prior to the close is lower than the Knight Ridder share strike price, the option will have no cash value and be terminated.

Q:   What happens to my UNVESTED Knight Ridder stock options?
A: Seven days prior to the close of the transaction, these options will become vested. After that time you may exercise the options before the close. Any unexercised options will be cashed out as described in the "What happens to my VESTED Knight Ridder stock options?" Q&A.

Q: If I leave my company before all of my options would otherwise vest (seven days prior to the close of the Knight Ridder -- McClatchy merger), but I am still in the 90-day window to exercise my vested options, will the unvested options vest?
A:   No

Q: Will the matching contributions to the Knight Ridder educational gift program continue?
A: The matching contributions will continue through the close of the transaction, afterward McClatchy will make the decisions regarding the future of the program.

                                                          MNI Comments 3/21/2006


Q: I am currently eligible for a 2006 annual bonus. Will I continue to be eligible?
A: The 2006 annual bonuses will be paid out on a prorated basis at the time of close, based on your performance against your goals and the Company's performance against its goals. All future decisions regarding any bonus will be made by McClatchy.

Q:   What will happen to my 401k loan?
A: The Knight Ridder 401(k) plan will not be terminated in connection with the transaction. Thus, the transaction will not cause outstanding loans to become immediately due.

Q:   Will I lose my accrued/earned vacation in connection with the transaction?
A: No. You will retain your accrued/earned vacation and may use such vacation in accordance with the applicable vacation policies.

Q: What happens to my years of service with Knight Ridder for benefit purposes?
A: For purposes of any Knight Ridder plan, your service history will remain intact and you will not have a new hire date solely as a result of this transaction. With respect to any McClatchy plan, it is our understanding that, for all purposes (including purposes of vesting, eligibility to participate, and level of benefits) under a McClatchy plan, you will be given credit for your years of service with Knight Ridder to the same extent that you were given credit for such service under a similar Knight Ridder plan. Your Knight Ridder service, however, will not be taken into account for purposes of benefit accrual under any McClatchy defined benefit pension plan and will not be taken into account if it would result in a duplication of benefits.

Q: How can I get a pension calculation? A: You can log into krern.com and follow the retirement links to the pension calculator. If you have difficulties with the calculator, please call the KR>BRC at (877) 232-7272.

Q:   What happens to Knight Ridder stock that I own?
A: Knight Ridder will trade on the stock exchange until the close of the transaction; you can sell the stock at anytime during this period (subject to the terms of the plan and insider trading rules).

     If you own Knight Ridder shares (not the shares you have the option to buy under the stock option program) at the close of the transaction, whether in your 401k account or a brokerage account, they will be replaced at the close of the transaction with a combination of cash and McClatchy stock.

     Each share you own will be replaced with $40 in cash and .5118th of a McClatchy share. To calculate the per share value of the swap, multiply the price of the McClatchy share by .5118 and add $40.

     Vanguard, e*Trade and any other broker you may use to hold Knight Ridder stock will be providing you more information on this process closer to the sale closing date.

Q:   What happens to my VESTED Knight Ridder stock options?
A: You can exercise these options at any time up until the transaction (subject to the terms of the plan and insider trading rules); this means you can buy the shares at the strike price (the price at which the option was awarded) and immediately sell to cover the cost, keeping the difference (less any applicable tax withholding). If you purchase the shares and do not sell them before the close of the sale, they will be treated like any other Knight Ridder stock you own at the close of the sale.

     Any options that are not exercised before the close will be cashed out by McClatchy. This means McClatchy will provide you for each option with (a) $40 in cash plus (b) 51.18% of the closing price of a McClatchy share on the day prior to the close less (c) the strike price for such option.

     If the $40 plus 51.18% of the closing price of a McClatchy share on the day prior to the close is higher than the Knight Ridder share strike price the excess cash will be deposited in your e*Trade account.

     If the $40 plus 51.18% of the closing price of a McClatchy share on the day prior to the close is lower than the Knight Ridder share strike price, the option will have no cash value and be terminated.

Q:   What happens to my UNVESTED Knight Ridder stock options?
A: Seven days prior to the close of the transaction, these options will become vested. After that time you may exercise the options before the close. Any unexercised options will be cashed out as described in the "What happens to my VESTED Knight Ridder stock options?" Q&A.

Q: If I leave my company before all of my options would otherwise vest (seven days prior to the close of the Knight Ridder - McClatchy merger), but I am still in the 90-day window to exercise my vested options, will the unvested options vest?
A:   No

Q: Will the matching contributions to the Knight Ridder educational gift program continue?
A: The matching contributions will continue through the close of the transaction, afterward McClatchy will make the decisions regarding the future of the program.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

     McClatchy plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and Knight Ridder and McClatchy plan to file with the SEC and mail to their respective stockholders an Information Statement/Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Information Statement/Proxy Statement/Prospectus will contain important information about Knight Ridder, McClatchy, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Information Statement/Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by Knight Ridder and McClatchy through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Information Statement/Proxy Statement/Prospectus when they become available from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 West San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838 from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846.

     Knight Ridder and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Knight Ridder in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Information Statement/Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Knight Ridder's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about March 24, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Knight Ridder by contacting Investor Relations at www.knightridder.com, by mail to Suite 1500, 50 West San Fernando St., San Jose, CA 95113 or by telephone at 408-938-7838.

     McClatchy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Knight Ridder in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Information Statement/Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in McClatchy's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about March 28, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from McClatchy by contacting Investor Relations at www.mcclatchy.com, by mail to 2100 Q Street, Sacramento, CA 95816 or by telephone at 916-321-1846.